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                                                                  EXHIBIT 10.14



April 9, 1997

Mr. Philip Rosner
Technology Flavors & Fragrances, Inc.
10 Edison Street
East Amityville, New York  11701

      RE:  REQUESTED COVENANT/DEFAULT WAIVER

Dear Mr. Rosner:

The Borrower has requested that the Bank consent to the waiver and/or modification of the financial covenants outlined in the CONSOLIDATED, MODIFIED REVOLVING CREDIT NOTE, dated October 22, 1996, and further described under section titled DEFAULT, item (i) and (j) and under section titled NEGATIVE COVENANTS, item (iv), for its fiscal year end December 31, 1996 financial statements:

DEFAULT: (i) In the event that the borrower shall maintain a Debt Service Coverage of less than 1.30:1.

                     THE BANK HEREBY WAIVES SAID DEFAULT FOR ONLY THE PERIOD ENDING 12/31/96.

                     (j) In the event that the ratio of the Borrower's Senior Debt to (Tangible Net Worth plus
                     Subordinated Debt) shall exceed 3.25:1 prior to December 30, 1997 and 2.50:1 thereafter.

                     THE BANK HEREBY WAIVES SAID DEFAULT FOR ONLY THE PERIOD ENDING 12/31/96. THE BANK FURTHER AMENDS/ MODIFIES THIS EVENT OF DEFAULT AS FOLLOWS: IN THE EVENT THAT THE RATIO OF THE BORROWER'S SENIOR DEBT TO TANGIBLE NET WORTH PLUS SUBORDINATED DEBT SHALL EXCEED 5.0:1 ON MARCH 31, 1997 AND THEREAFTER; SHALL EXCEED 4.0:1 ON JUNE 30, 1997 AND THEREAFTER; SHALL EXCEED 3.5:1 ON SEPTEMBER 30, 1997 AND THEREAFTER; AND SHALL EXCEED 3.0:1 ON OR AFTER 12/31/97.

NEGATIVE COVENANT:   (iv) Make or suffer advances to shareholders
                     and/or officers in excess of $10,000 per year;

                     THE BANK HEREBY WAIVES SAID COVENANT FOR ONLY THE PERIOD ENDING 12/31/96.

Nothing contained in this agreement or any negotiations or actions taken or not taken by the bank shall be deemed to modify, amend, limit or act as a waiver of any of the terms of, or the Bank's rights and remedies under the Consolidated, Modified Revolving Credit Note, any other Loan Document, any document or agreement referred to in any of the above, and/or under applicable law, except as herein provided. These terms and provision of the Credit Agreement, Security Agreement, Note and all of the other loan documents shall remain in full force and effect. Nothing contained herein shall be construed to limit or prevent the Bank from exercising any and all rights available to it in respect of any event of default that may occur from time to time.

Please indicate your agreement to the foregoing by countersigning this letter and returning it to me.


Very truly yours,



Bruce A. Salmon
Vice President



AGREED AND UNDERSTOOD BY:
TECHNOLOGY FLAVORS & FRANGRANCES, INC.




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Philip Rosner, President




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Joseph Gemmo, Vice President